ANSYS, Inc. Reports Record Revenue in Second Quarter 2011

Closes Apache Acquisition and Raises Guidance for 2011

Highlights

- Revenue of $162.3 million, an 18% increase over Q2 2010

- GAAP diluted earnings per share of $0.48 and non-GAAP diluted earnings per share of $0.62

- Operating cash flows of $78.9 million, a 31% increase over Q2 2010

- GAAP operating profit margin of 39.9%; non-GAAP operating profit margin of 51.5%

PITTSBURGH, Aug. 4, 2011 /PRNewswire/ -- ANSYS, Inc. (NASDAQ: ANSS), today announced outstanding performance in revenue and in non-GAAP EPS for the second quarter of 2011. Revenue growth in the second quarter continued across all three major geographic regions, all major product lines and a broad array of industries. The strong revenue growth contributed to higher than planned margins and 24% non-GAAP earnings per share growth in the second quarter as compared to the second quarter of 2010.

(Logo: http://photos.prnewswire.com/prnh/20110127/MM38091LOGO )

"The strong second quarter numbers are a reflection of continued momentum built upon our long-term foundation of technological leadership and sustained performance. Despite the macro-economic volatility, we focused our efforts on the things we can control and made considerable progress. Our diversified global business and unparalleled technical solutions continue to be key differentiators as we move ahead," commented Jim Cashman, ANSYS President and Chief Executive Officer.

"On August 1, 2011, we marked another milestone in achieving our vision of Simulation Driven Product Development™ as we completed the acquisition of Apache Design Solutions," said Mr. Cashman. "The addition of Apache builds on our formidable electronics base by adding a suite of power analysis and optimization software that is crucial in the design of power-efficient, high-performance, noise-immune integrated circuits. Our solutions position us to capitalize on the fast-growing market for mobile devices, as well as high-end electronics that are proliferating across many industries." Mr. Cashman continued, "This acquisition also adds a market-leading, comprehensive team of talented and dedicated employees, who we welcome to the ANSYS family."

ANSYS' second quarter and year-to-date financial results are presented below. The 2011 non-GAAP results exclude the income statement effects of stock-based compensation, acquisition-related amortization of intangible assets and transaction costs related to the Apache acquisition. The 2010 non-GAAP results exclude the income statement effects of stock-based compensation and acquisition-related amortization of intangible assets. GAAP and non-GAAP results reflect:

  Total GAAP and non-GAAP revenue of $162.3 million in the second quarter of 2011 as compared to total GAAP and non-GAAP revenue of $137.8 million in the second quarter of 2010; total GAAP and non-GAAP revenue of $320.3 million in the first six months of 2011 as compared to total GAAP and non-GAAP revenue of $273.8 million in the first six months of 2010;
  A GAAP operating profit margin of 39.9% in the second quarter of 2011 as compared to 38.0% in the second quarter of 2010; a GAAP operating profit margin of 39.7% in the first six months of 2011 as compared to 37.3% in the first six months of 2010; a non-GAAP operating profit margin of 51.5% in the second quarter of 2011 as compared to 50.2% in the second quarter of 2010; a non-GAAP operating profit margin of 50.7% in the first six months of 2011 as compared to 49.4% in the first six months of 2010;
  GAAP net income of $45.4 million in the second quarter of 2011 as compared to $35.5 million in the second quarter of 2010; GAAP net income of $87.7 million in the first six months of 2011 as compared to $67.9 million in the first six months of 2010; non-GAAP net income of $58.6 million in the second quarter of 2011 as compared to $46.6 million in the second quarter of 2010; non-GAAP net income of $112.0 million in the first six months of 2011 as compared to $90.1 million in the first six months of 2010; and
  GAAP diluted earnings per share of $0.48 in the second quarter of 2011 as compared to $0.38 in the second quarter of 2010; GAAP diluted earnings per share of $0.93 in the first six months of 2011 as compared to $0.73 in the first six months of 2010; non-GAAP diluted earnings per share of $0.62 in the second quarter of 2011 as compared to $0.50 in the second quarter of 2010; non-GAAP diluted earnings per share of $1.19 in the first six months of 2011 as compared to $0.97 in the first six months of 2010.

The Company's GAAP results reflect stock-based compensation charges of approximately $5.3 million ($4.0 million after tax) or $0.04 diluted earnings per share for the second quarter of 2011 and approximately $10.5 million ($8.0 million after tax) or $0.08 diluted earnings per share for the first six months of 2011.

The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2011 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures, for the three months and six months ended June 30, 2011 and 2010, and for the 2011 financial outlook, are included in the condensed financial information included in this release.

Management's Remaining 2011 Financial Outlook

The Company has updated its 2011 revenue and earnings per share guidance below. The revenue and earnings per share guidance is provided on both a GAAP basis and a non-GAAP basis. The third quarter and fiscal year 2011 Non-GAAP diluted earnings per share excludes the income statement effects of acquisition accounting adjustments to deferred revenue, charges for stock-based compensation, acquisition-related amortization of intangible assets and acquisition-related expenses.

Third Quarter and Fiscal Year 2011 Guidance

The Company currently expects the following for the quarter ending September 30, 2011:

  GAAP Revenue in the range of $166 – 174 million
  Non-GAAP Revenue in the range of $172 - $178 million
  GAAP diluted earnings per share of $0.40 - $0.47
  Non-GAAP diluted earnings per share of $0.60 - $0.63

The Company currently expects the following for the fiscal year ending December 31, 2011:

  GAAP Revenue in the range of $671 - $687 million
  Non-GAAP Revenue in the range of $685 - $697 million
  GAAP diluted earnings per share of $1.80 - $1.91
  Non-GAAP diluted earnings per share of $2.47 - $2.52

These statements are forward-looking and actual results may differ materially. ANSYS is unable to predict the likely duration and severity of the current disruption in the domestic and global economies. Should these economic conditions continue to deteriorate further, it could result in ANSYS not meeting the guidance provided above and ANSYS' operating results and financial performance could be adversely affected. Non-GAAP diluted earnings per share is a supplemental financial measure and should not be considered as a substitute for, or superior to, diluted earnings per share determined in accordance with GAAP.

Conference Call Information

ANSYS will hold a conference call at 10:30 a.m. Eastern Time on August 4, 2011 to discuss second quarter results. To participate in the live conference call, dial 866-524-3160 (US), 866-605-3852 (Canada) or 412-317-6760 (Int'l). The call will be recorded and a replay will be available approximately two hours after the call ends. The replay will be available for seven days by dialing 877-344-7529 (US), or 412-317-0088 (Canada and Int'l) and entering the passcode 10002050. The archived webcast can be accessed, along with other financial information, on ANSYS' website at http://investors.ansys.com

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	June 30, 2011	December 31, 2010

Cash & short-term investments	$ 630,260	$ 472,934
Accounts receivable, net	68,807	76,604
Goodwill	1,035,583	1,035,083
Other intangibles, net	257,388	278,320
Other assets	245,937	263,935

Total assets	$ 2,237,975	$ 2,126,876

LIABILITIES & STOCKHOLDERS' EQUITY:

Deferred revenue	$ 231,719	$ 199,805
Long-term debt (including current portion)	148,840	159,525
Other liabilities	217,122	237,617
Stockholders' equity	1,640,294	1,529,929

Total liabilities & stockholders' equity	$ 2,237,975	$ 2,126,876

ANSYS, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Revenue:
Software licenses	$ 97,436	$ 81,744	$ 193,303	$ 163,330
Maintenance and service	64,822	56,023	127,002	110,490

Total revenue	162,258	137,767	320,305	273,820

Cost of sales:
Software licenses	3,030	2,310	5,924	4,919
Amortization of software and
acquired technology	7,502	8,178	15,000	16,392
Maintenance and service	17,531	13,652	33,721	27,482
Total cost of sales	28,063	24,140	54,645	48,793

Gross profit	134,195	113,627	265,660	225,027

Operating expenses:
Selling, general and administrative	40,130	35,979	80,606	71,207
Research and development	25,182	21,390	49,880	43,977
Amortization	4,070	3,875	8,087	7,837
Total operating expenses	69,382	61,244	138,573	123,021

Operating income	64,813	52,383	127,087	102,006

Interest expense	(774)	(1,245)	(1,577)	(2,794)
Interest income	712	422	1,407	790
Other (expense) income, net	(108)	139	(622)	(368)

Income before income tax provision	64,643	51,699	126,295	99,634

Income tax provision	19,212	16,206	38,623	31,772

Net income	$ 45,431	$ 35,493	$ 87,672	$ 67,862

Earnings per share – basic:
Basic earnings per share	$ 0.49	$ 0.39	$ 0.95	$ 0.75
Weighted average shares – basic	91,940	90,614	91,854	90,289

Earnings per share - diluted:
Diluted earnings per share	$ 0.48	$ 0.38	$ 0.93	$ 0.73
Weighted average shares – diluted	94,188	93,146	94,179	92,960

ANSYS, INC. AND SUBSIDIARIES Reconciliation of Non-GAAP Measures (Unaudited) (in thousands, except percentages and per share data)
	Three Months Ended

	June 30, 2011			June 30, 2010

	As Reported	Non-GAAP Adjustments	Results	As Reported	Non-GAAP Adjustments	Results

Total revenue	$162,258		$162,258	$137,767		$137,767
Operating income	$ 64,813	$18,745(1)	$83,558	$52,383	$16,709(3)	$69,092
Operating profit margin	39.9%		51.5%	38.0%		50.2%
Net income	$45,431	$13,129(2)	$58,560	$35,493	$11,122(4)	$46,615
Earnings per share - diluted:
Diluted earnings per share	$0.48		$0.62	$0.38		$0.50
Weighted average shares - diluted	94,188		94,188	93,146		93,146

(1) Amount represents $11.6 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer lists, trademarks and non-compete agreements, $5.3 million of stock-based compensation expense and $1.9 million of transaction expenses related to the Apache acquisition.

(2) Amount represents the impact of the adjustments to operating income referred to in (1) above, adjusted for the related income tax impact of $5.6 million.

(3) Amount represents $12.1 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer lists, trademarks and non-compete agreements, as well as a $4.7 million charge for stock-based compensation.

(4) Amount represents the impact of the adjustments to operating income referred to in (3) above, adjusted for the related income tax impact of $5.6 million.

ANSYS, INC. AND SUBSIDIARIES Reconciliation of Non-GAAP Measures (Unaudited) (in thousands, except percentages and per share data)
	Six Months Ended

	June 30, 2011			June 30, 2010

	As Reported	Non-GAAP Adjustments	Results	As Reported	Non-GAAP Adjustments	Results

Total revenue	$320,305		$320,305	$273,820		$273,820
Operating income	$127,087	$35,407(1)	$162,494	$102,006	$33,360(3)	$135,366
Operating profit margin	39.7%		50.7%	37.3%		49.4%
Net income	$87,672	$24,360(2)	$112,032	$67,862	$22,204(4)	$90,066
Earnings per share - diluted:
Diluted earnings per share	$0.93		$1.19	$0.73		$0.97
Weighted average shares - diluted	94,179		94,179	92,960		92,960

(1) Amount represents $23.1 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer lists, trademarks and non-compete agreements, $10.5 million of stock-based compensation expense and $1.9 million of transaction expenses related to the Apache acquisition.

(2) Amount represents the impact of the adjustments to operating income referred to in (1) above, adjusted for the related income tax impact of $11.0 million.

(3) Amount represents $24.2 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer lists, trademarks and non-compete agreements, as well as a $9.2 million charge for stock-based compensation.

(4) Amount represents the impact of the adjustments to operating income referred to in (3) above, adjusted for the related income tax impact of $11.2 million.

ANSYS, INC. AND SUBSIDIARIES Reconciliation of Forward-Looking Guidance Quarter Ending September 30, 2011
Earnings Per Share Range – Diluted

U.S. GAAP expectation	$0.40 - $0.47
Adjustment to exclude acquisition accounting adjustment to deferred revenue	$0.03 - $0.04
Adjustment to exclude acquisition–related amortization	$0.09 - $0.11
Adjustment to exclude stock–based compensation	$0.04 - $0.05

Non-GAAP expectation	$0.60 - $0.63

ANSYS, INC. AND SUBSIDIARIES Reconciliation of Forward-Looking Guidance Year Ending December 31, 2011
Earnings Per Share Range – Diluted

U.S. GAAP expectation	$1.80 - $1.91
Adjustment to exclude acquisition accounting adjustment to deferred revenue	$0.07 - $0.09
Adjustment to exclude acquisition–related amortization	$0.35 - $0.38
Adjustment to exclude stock–based compensation	$0.17 - $0.18
Adjustment to exclude acquisition-related transaction costs	$0.02

Non-GAAP expectation	$2.47 - $2.52

Use of Non-GAAP Measures

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow our Company focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Acquisition accounting for deferred revenue and its related tax impact. Historically, the Company has consummated acquisitions in order to support the Company's strategic and other business objectives. In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value. Although this acquisition accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP revenue in the reporting periods following an acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company provides non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangibles from acquisitions and its related tax impact. The Company incurs amortization of intangibles, included in its GAAP presentation of amortization expense, related to various acquisitions it has made in recent years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses, cost of maintenance and service, research and development expense and selling, general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Specifically, the Company excludes stock-based compensation during its annual budgeting process and its quarterly and annual assessments of the Company's and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management is able to review, on a period-to-period basis, each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Transaction costs related to business combinations. The Company incurs expenses for professional services rendered in connection with business combinations, which are included in its GAAP presentation of selling, general and administrative expense. These expenses are generally not tax-deductible. Management excludes these acquisition-related transaction costs for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally would not have otherwise incurred these expenses in the periods presented as a part of its continuing operations. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure
Revenue	Non-GAAP Revenue
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.

ANSYS, Inc., founded in 1970, develops and globally markets engineering simulation software and technologies widely used by engineers, designers, researchers and students across a broad spectrum of industries and academia. The Company focuses on the development of open and flexible solutions that enable users to analyze designs directly on the desktop, providing a common platform for fast, efficient and cost-conscious product development, from design concept to final-stage testing and validation. The Company and its global network of channel partners provide sales, support and training for customers. Headquartered in Canonsburg, Pa., U.S.A., with more than 60 strategic sales locations throughout the world, ANSYS, Inc. and its subsidiaries employ over 2,000 people and distributes ANSYS products through a network of sales offices and channel partners in 40+ countries. Visit www.ansys.com for more information.

Forward Looking Information

Certain statements contained in the press release regarding matters that are not historical facts, including, but not limited to, statements regarding our projections for revenue and earnings per share for the third quarter and fiscal year 2011 (both GAAP and non-GAAP to exclude acquisition accounting adjustments to deferred revenue, acquisition-related amortization, acquisition-related expenses and stock-based compensation expense); statements about management's views concerning the Company's prospects in the remainder of 2011; statements and projections relating to the impact of stock-based compensation; statements that this quarter's results are a reflection of continued momentum built upon our long-term foundation of technological leadership and sustained performance, statements that our diversified global business and unparalleled technical solutions continuing to be key differentiators as we move ahead, statements regarding our vision of Simulation Driven Product Development, statements that the addition of Apache builds on our formidable electronics base by adding a suite of power analysis and optimization software that is crucial in the design of power-efficient, high-performance, noise-immune integrated circuits, and statements that our solutions position us to capitalize on the fast-growing market for mobile devices, as well as high-end electronics that are proliferating across many industries are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties, including, but not limited to, the risk that the businesses of ANSYS and Apache may not be combined successfully or such combination may take longer or cost more to accomplish than expected, the risk that operating costs, customer loss and business disruption following the acquisition of Apache may be greater than expected, the risk that key personnel of Apache may not be retained by ANSYS, risks relating to ANSYS' reliance on Apache's financial statements, the risk of deterioration in the global economy, the risk that adverse conditions in the global economy will significantly affect ANSYS' customers' ability to make new purchases from the Company or to pay for prior purchases, the risk of continued or increased declines in the economy of one or more of ANSYS' primary geographic regions, the risk that ANSYS' operating results will be adversely affected by changes in currency exchange rates, the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS' products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, the risk of difficulties in the relationship with ANSYS' independent regional channel partners, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2010 Annual Report and Form 10-K, as amended. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

ANSYS and any and all ANSYS, Inc. or its subsidiaries' brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries. All other brand, product, service and feature names or trademarks are the property of their respective owners.

ANSS-F

CONTACT: Investors: Annette Arribas, CTP, +1-724-514-1782, annette.arribas@ansys.com; Media: Fran Hensler, +1-724-514-2967, fran.hensler@ansys.com